                                                                     EXHIBIT 8.1

                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                  212-450-4000
                               FAX: 212-450-4800


                                                       November 12,1999


Terra Networks, S.A.
Via de las Dos Castillas, 33
Complejo Atica
Edificio 1
Pozuelo de Alarcon
28223 Madrid, Spain

Ladies and Gentlemen:

     We are acting as United States counsel for Terra Networks, S.A., a corporation (sociedad anonima) organized under the laws of the Kingdom of Spain (the "COMPANY"), in connection with the Registration Statement on Form F-1 (the "REGISTRATION STATEMENT") filed with the United States Securities and Exchange Commission by the Company on October 29, 1999 for the purpose of registering under the United States Securities Act of 1933 (the "Act") the Company's ordinary shares, par value 2 Euro per share (the "SHARES"), and Shares to be represented by American Depositary Shares (the "ADSs"), each representing one Shares. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

     On the basis of the foregoing, we are of the opinion that the statements in the Prospectus constituting part of the Registration Statement under the caption "Taxation--United States Taxation" insofar as such statements constitute summaries of the legal matters, documents or proceedings under the laws of the United States, fairly summarize the matters referred to therein.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In expressing our opinion herein, we have relied as to all matters of Spanish law upon the opinion of Uria & Menendez, Spanish counsel to the Company, which has been filed as an Exhibit to the Registration Statement.

Terra Networks, S.A.         2         November 12, 1999



Our opinion is, insofar as such laws are concerned, subject to the assumptions, qualifications and exceptions contained in such opinions of Uria & Menendez.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                 Very truly yours,


                                 Davis Polk & Wardwell